UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2015

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 333-3863

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Janus Capital Group Inc. (the “Company”) was held in Denver, Colorado, on April 24, 2015.  At that meeting, the shareholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the vote reflected below, our shareholders elected the following individuals as directors for a one-year term:

	For	Against	Abstain	Broker Non- Votes
Timothy K. Armour	151,449,574	6,430,144	57,107	11,036,631
G. Andrew Cox	156,485,896	1,327,810	123,119	11,036,631
Jeffrey J. Diermeier	157,342,804	462,679	131,342	11,036,631
Eugene Flood, Jr.	157,398,166	417,245	121,414	11,036,631
J. Richard Fredericks	157,386,307	428,811	121,707	11,036,631
Deborah R. Gatzek	157,329,684	477,668	129,473	11,036,631
Seiji Inagaki	157,435,585	440,658	60,582	11,036,631
Lawrence E. Kochard	156,620,846	1,192,489	123,490	11,036,631
Glenn S. Schafer	157,397,419	466,557	72,849	11,036,631
Richard M. Weil	157,158,835	659,040	118,950	11,036,631
Billie I. Williamson	157,395,473	419,194	122,158	11,036,631

Proposal No. 2:  Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor. By the vote reflected below, our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2015:

	For	Against	Abstain
Proposal 2	167,573,100	1,169,648	230,708

Proposal No. 3:  Non-binding Advisory Vote Related to Executive Compensation. By the vote reflected below, our shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non- Votes
Proposal 3	136,594,262	21,087,289	255,274	11,036,631

Proposal No. 4: Approve and Adopt an Amendment to the Amended and Restated Janus 2010 Long-Term Incentive Stock Plan. By the vote reflected below, our shareholders approved and adopted an amendment to the Amended and Restated Janus 2010 Long-Term Incentive Stock Plan to increase authorized shares and increase grant limits:

	For	Against	Abstain	Broker Non- Votes
Proposal 4	135,058,564	22,567,013	311,248	11,036,631

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 28, 2015	By:	/s/ David W. Grawemeyer
Executive Vice President and General Counsel